Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-04013, 333-56111, 333-139711 and 333-173278) of our report dated March 25, 2014, on our audits of the consolidated financial statements of Ameriana Bancorp as of December 31, 2013 and 2012 and for the years then ended, which report is included in Ameriana Bancorp’s Annual Report on Form 10-K.

/s/ BKD, LLP

Indianapolis, Indiana

March 25, 2014